Exhibit 99.1

Molina to Acquire NextLevel Health Partners

Expands Illinois Presence with Cook County Members

LONG BEACH, Calif.--(BUSINESS WIRE)--January 6, 2020--Molina Healthcare, Inc. (NYSE: MOH) (“Molina”) today announced that it has entered into a definitive agreement to acquire all of the capital stock of NextLevel Health Partners, Inc., a Medicaid managed care organization. As part of the transaction, Molina will assume the right to serve approximately 50,000 Medicaid and Managed Long-Term Services and Supports (MLTSS) members in Illinois’ Cook County.

The purchase price of approximately $50 million, net of certain tax benefits, will be funded through Molina’s available cash. Subject to regulatory approvals and the satisfaction of other customary conditions, the closing of the transaction is expected to occur in early 2020. NextLevel Health’s estimated premium revenue for the full year 2019 is approximately $270 million.

“We are delighted to expand our presence in Illinois as the state’s higher acuity populations skew toward Molina’s strengths,” said Pam Sanborn, president of Molina Healthcare of Illinois. “Acquiring NextLevel Health increases our footprint in the state of Illinois, enables us to scale our existing business platform, and provides additional operating cost leverage. The existing base of acquired assets also provides Molina with expansion opportunities for our Medicare-Medicaid Plan (MMP) and Marketplace offerings.”

"NextLevel Health’s community-based approach combines a culturally sensitive lens and the recognition of social determinants of health to provide Medicaid members access to quality care,” said Dr. Cheryl Whitaker, CEO of NextLevel Health Partners, Inc. “We are proud to join Molina and continue to positively impact our communities.”

Centerview Partners LLC acted as financial advisor for Molina and Sheppard Mullin acted as legal advisor.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 3.3 million members as of September 30, 2019. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” regarding the proposed acquisition by Molina of all of the capital stock of NextLevel Health Partners. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, risks related to: the possibility that the transaction will not be completed on a timely basis or at all; the risk that regulatory or other approvals required for the transaction may be delayed or not obtained, or are obtained subject to conditions that are not anticipated that could require the exertion of management's time and resources or otherwise have an adverse effect on Molina; the possible attrition in NextLevel Health Partners’ membership pending the completion of and following the closing of the transaction; the difficulty of maintaining new provider relations and managing potential medical cost increases resulting from potentially unfavorable changes in contracting or re-contracting with providers; the risk that, following the transaction, estimated premium revenue of NextLevel Health Partners or expected synergies and value creation from the transaction may not be realized, or will not be realized within the expected time period; the risk that Molina is unable to accurately estimate incurred but not reported medical costs with respect to this new population; and the risk that unexpected costs will be incurred in connection with the assumption of NextLevel Health Partners membership. Additional information regarding the risk factors to which the Company is subject to, is provided in greater detail in its periodic reports and filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of the date hereof, and, except as otherwise required by law, Molina disclaims any obligation to update any forward-looking statements to conform the statement to actual results or changes in its expectations.

Contacts

Investor Contact: Julie Trudell, Julie.Trudell@molinahealthcare.com, 562-912-6720
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588